Exhibit 10.4
AMENDMENT TO
BOB EVANS FARMS, INC. AND AFFILIATES
2002 SECOND AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     WHEREAS, Bob Evans Farms, Inc. (“Corporation”) maintains the Bob Evans Farms, Inc. Supplemental Executive Retirement Plan (“Plan”), as amended from time to time, to provide deferred and incentive compensation to a select group of its management or highly compensated employees;
     WHEREAS, capitalized terms that are not defined in this Amendment have the same meanings as in the Plan; and
     WHEREAS, the Corporation desires to amend the Plan to utilize certain transition relief that (1) allows changes in the time and form of payments of amounts deferred under the Plan which are subject to Code §409A and guidance issued with respect thereto and (2) is described in guidance issued by the Internal Revenue Service and Treasury Department with respect to Code §409A;
     NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2006, as follows:
“Notwithstanding any terms of the Plan to the contrary, solely for the purpose of elections as to the time and form of distribution of benefits under the Plan which are subject to Code §409A, the Plan shall allow Members to make changes to the time and/or form of distribution of such benefits in calendar year 2006 and calendar year 2007, as permitted by the transition relief provided in IRS Notice 2006-79, IRS Notice 2007-86 and the applicable Treasury Regulations.”
     IN WITNESS WHEREOF, this Amendment is adopted this 14th day of November, 2007.

BOB EVANS FARMS, INC.

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